UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CUI Global, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-1463284
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-177636.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to the registration of common stock, par value $0.001 per share (the “Common Stock”), of CUI Global, Inc., a Colorado corporation (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the listing of the Common Stock on The NASDAQ Stock Market LLC.  The Common Stock is presently quoted on the OTC Bulletin Board (“OTCBB”).  Upon commencement of trading of the Common Stock on The NASDAQ Stock Market LLC, the Company will no longer be eligible to have its Common Stock quoted on the OTCBB.

A description of the “Common Stock to be registered hereunder is set forth under the heading “Description of Securities, Market Price, Dividends and Related Stockholder Matters” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-177636), initially filed with the Securities and Exchange Commission (the “Commission”) on October 31, 2011, as subsequently amended (the “Registration Statement”), which Form S-1 and Prospectus are incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement and such prospectus is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated this 25th day of January 2012. CUI Global, Inc.

By: /s/ William J. Clough___
Name: William J. Clough
Title: President/CEO